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                                  EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Eaton Incentive Compensation Deferral Plan and the related Prospectus documents and to the incorporation by reference therein of our report dated January 22, 1996, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                            ERNST & YOUNG LLP


Cleveland, Ohio
February 26, 1997